UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

CAPTERRA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Blake Street, Suite 310, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and our subsidiaries.

Item 8.01 Other Events

We have entered into negotiations with a private real estate development company for the purpose of potentially acquiring that company. At the present time, we have no definitive arrangements to do so and have not finalized any material terms of the potential acquisition. However, at this time, we believe that if we do enter into a definitive agreement for acquisition, it will result in a change of control of our company. We do not know when, or if, this acquisition will ever be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2010

Capterra Financial Group, Inc.

By:   /s/ James W. Creamer, III

James W. Creamer, III
Chief Executive Officer